UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2025 (December 8, 2025)

Twenty One Capital, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42997	39-2506682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Congress Avenue, Suite 500 Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

(206) 552-9859

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	XXI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on April 22, 2025, Cantor Equity Partners, Inc., a Cayman Islands exempted company (“CEP”), Twenty One Capital, Inc., a Texas corporation (the “Company” or “Pubco”), Twenty One Merger Sub D, a Cayman Islands exempted company and wholly owned subsidiary of Pubco (“CEP Merger Sub”), Twenty One Assets, LLC, a Delaware limited liability company (“Twenty One Assets”), Tether Investments, S.A. de C.V., an El Salvador sociedad anónima de capital variable (“Tether”), iFinex, Inc., a British Virgin Islands company (“Bitfinex” and, together with Tether, the “Sellers”) and, solely for certain limited purposes, Stellar Beacon LLC, a Delaware limited liability company (“SoftBank”), entered into a business combination agreement (as amended by Amendment No. 1 to the Business Combination Agreement, dated as of July 26, 2025, the “Business Combination Agreement”).

On December 3, 2025, CEP held an extraordinary general meeting of its shareholders (the “Meeting”) in connection with the Business Combination. At the Meeting, CEP shareholders voted to approve the Business Combination and the other related proposals. After giving effect to redemption reversals, a total of 1,596 CEP Class A Ordinary Shares were presented for redemption for cash at a price of approximately $10.75 per share in connection with the Meeting.

Pursuant to the Contribution Agreement, dated April 22, 2025 (the “Contribution Agreement”) between Tether, Bitfinex and Twenty One Assets, immediately prior to the Closing, Tether and Bitfinex contributed (the “Contribution”) to the Company 24,500 Bitcoin and 7,000 Bitcoin, respectively, in exchange for (i) in the case of Tether, 208 Company Class A Interests and 208 Company Class B Interests, and (ii) in the case of Bitfinex, 59 Company Class A Interests and 59 Company Class B Interests.

The Contribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the form of Contribution Agreement and the terms of which are incorporated by reference herein.

Pursuant to the Business Combination Agreement, on December 8, 2025, upon the consummation (the “Closing”) of the transactions contemplated by the Business Combination Agreement (the “Transactions”), (i) CEP merged with and into CEP Merger Sub, pursuant to the Plan of Merger entered into by CEP Merger Sub, CEP and Pubco (the “Plan of Merger”), with CEP Merger Sub continuing as the surviving entity (such surviving entity, the “CEP Surviving Subsidiary,” such transaction, the “CEP Merger”), as a result of which CEP Shareholders received one share of Class A common stock of Pubco, par value $0.01 per share (“Pubco Class A Stock”) for each Class A ordinary share of CEP, par value $0.0001 per share (“CEP Class A Ordinary Shares”) held by such CEP Shareholder, and (ii) Twenty One Assets merged with and into CEP Merger Sub C, Inc., a Delaware corporation and an indirect subsidiary of CEP (“Company Merger Sub”), with Company Merger Sub continuing as the surviving company (such surviving company, the “Company Surviving Subsidiary,” such transaction, the “Company Merger” and the Company Merger together with the CEP Merger, the “Mergers”), as a result of which the Sellers received shares of Pubco Class A Stock and Class B common stock of Pubco, par value $0.01 per share (“Pubco Class B Stock”) in exchange for their membership interests in the Company. Immediately following completion of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Business Combination”), CEP Surviving Subsidiary and Company Surviving Subsidiary became wholly owned subsidiaries of Pubco.

The Plan of Merger is filed as Exhibit 2.3 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Plan of Merger and the terms of which are incorporated by reference herein.

Further, as previously disclosed, on April 22, 2025, Pubco and CEP entered into subscription agreements (the “Convertible Notes Subscription Agreements”) with certain investors (the “Convertible Note Investors”), who agreed to make a private investment in Pubco by purchasing 1.00% convertible senior notes due 2030 (the “Convertible Notes”) with an aggregate principal amount of $340.2 million (the “Subscription Notes” and such subscription, the “Initial Convertible Notes PIPE” and together with the option for the Option Notes (as defined below), the exchange for the Exchange Notes (as defined below) and any issuance of the Engagement Letter Notes (as defined below), the “Convertible Notes PIPE”). Pursuant to the Convertible Notes Subscription Agreements, Pubco granted the Convertible Note Investors an option to purchase up to an aggregate of $100 million additional principal amount of Convertible Notes (the “Option Notes”) at any time before May 22, 2025 (the “Option Period”) on a pro rata basis based on such Convertible Note Investor’s participation in the Initial Convertible Notes PIPE, which Option Notes have been fully subscribed for (the “Option”) by the Convertible Note Investors and the Sponsor (as defined below). In connection therewith, on May 22, 2025, the Sponsor entered into a subscription agreement (the “Sponsor Convertible Notes Subscription Agreement”) on substantially the same terms as the Convertible Notes Subscription Agreements with respect to its pro rata allotment of the Option Notes. At the Closing, Pubco issued $486.5 million of Convertible Notes to the Convertible Notes Investors and the Sponsor.

The form of Convertible Notes Subscription Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the form of Convertible Notes Subscription Agreement and the terms of which are incorporated by reference herein.

Further, as previously disclosed, April 22, 2025, Pubco and CEP also entered into subscription agreements (the “April Equity PIPE Subscription Agreements,” and, together with the Convertible Notes Subscription Agreements, the “April PIPE Subscription Agreements”) with certain investors (the “April Equity PIPE Investors” and together with the Convertible Note Investors, the “April PIPE Investors”), who have agreed to make a private investment in CEP by purchasing 20,000,000 CEP Class A Ordinary Shares (the “April Equity PIPE Shares”) for $200 million in the aggregate, which includes the value of an aggregate of 259.2396 Bitcoin (the “April In-Kind PIPE Bitcoin”) invested by certain April Equity PIPE Investors instead of cash (the “April Equity PIPE” and together with the Convertible Notes PIPE, the “April PIPE Investments”). The discrepancy from previously disclosed  347.6168 Bitcoin is due to a clerical error for an investor who had elected to subscribe in cash, not Bitcoin, at the time of signing its April Equity PIPE Subscription Agreement. At Closing, Tether contributed the difference of 88.3771 Bitcoin to Pubco. On June 19, 2025, CEP and Pubco entered into subscription agreements (the “June Equity PIPE Subscription Agreements” and, together with the April PIPE Subscription Agreements and the Sponsor Convertible Notes PIPE Subscription Agreement, the “PIPE Subscription Agreements”) with certain investors (the “June Equity PIPE Investors,” together with the April Equity PIPE Investors and the Convertible Note Investors, the “PIPE Investors”), pursuant to which CEP agreed to issue, and the June Equity PIPE Investors agreed to purchase, 7,857,143 CEP Class A ordinary shares (the “June Equity PIPE Shares”) for an aggregate purchase price of $165 million ($21.00 per share), which includes the value of an aggregate of 132.9547 Bitcoin (the “June In-Kind PIPE Bitcoin” and together with the April In-Kind PIPE Bitcoin, the “In-Kind PIPE Bitcoin”) invested by certain June Equity PIPE Investors instead of cash (the “June Equity PIPE,” together with the April Equity PIPE, the “Equity PIPEs,” and collectively with the Convertible Notes PIPE, the “PIPE Investments”). The April Equity PIPE Investors and June Equity PIPE Investors confirmed, at the time of entering into their respective subscription agreements, the amounts, if any, that they will contribute as In-Kind PIPE Bitcoin.

The form of April Equity PIPE Subscription Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the form of the April Equity PIPE Subscription Agreement and the terms of which are incorporated by reference herein. The form of June Equity PIPE Subscription Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the form of the June Equity PIPE Subscription Agreement and the terms of which are incorporated by reference herein.

At the Closing, Pubco issued 20,000,000 shares of Pubco Class A Stock to the April Equity PIPE Investors and 7,857,143 shares of Pubco Class A Stock to the June Equity PIPE Investors.

Pursuant to the Business Combination Agreement, (i) Tether purchased 4,812.220927 Bitcoin (the “Initial PIPE Bitcoin”) for an aggregate purchase price of $458.7 million (the “Initial PIPE Net Proceeds”), being equal to the aggregate gross cash proceeds of the Initial Convertible Notes PIPE and the April Equity PIPE less a holdback of $52 million, and, at Closing, Tether sold the Initial PIPE Bitcoin to Pubco for an amount equal to the Initial PIPE Net Proceeds, and (ii) Tether has purchased 917.47360612 Bitcoin (the “Option PIPE Bitcoin”) for an aggregate purchase price of $99.5 million (the “Option PIPE Net Proceeds”), being equal to the gross proceeds of the Option Notes less a holdback of $500,000, and, at Closing, Tether sold the Option PIPE Bitcoin to Pubco at a purchase price equal to the Option PIPE Net Proceeds.

Additionally, as previously disclosed, on June 23, 2025, Tether, Pubco, SoftBank and, solely for certain limited purposes, CEP, entered into a sale and purchase agreement (the “June PIPE Bitcoin Sale and Purchase Agreement”), pursuant to which Tether has purchased 1,381.15799423 Bitcoin (the “June PIPE Bitcoin” and together with the Initial PIPE Bitcoin and the Option PIPE Bitcoin, the “PIPE Bitcoin”) for an aggregate purchase price of approximately $147.5 million (the “June PIPE Net Proceeds”) being the aggregate gross cash proceeds of the June Equity PIPE less a holdback of $3.3 million. At the Closing and upon the funding of the June Equity PIPE, Pubco purchased from Tether the June PIPE Bitcoin for an aggregate price equal to the June PIPE Net Proceeds.

The sale of the Initial PIPE Bitcoin, the Option PIPE Bitcoin and the June PIPE Bitcoin by Tether to Pubco are referred to herein as the “PIPE Bitcoin Sale.” Pursuant to the Business Combination Agreement, Tether agreed to purchase a number of Bitcoin (the “Additional PIPE Bitcoin”), if the sum of the Initial PIPE Bitcoin and the Option PIPE Bitcoin is less than 10,500 Bitcoin. Tether has purchased 4,422.688667 Bitcoin as the Additional PIPE Bitcoin and immediately prior to Closing, Tether contributed such amount of Bitcoin to Pubco at Closing (such contribution, the “Additional PIPE Bitcoin Sale”) in exchange for 37,532,514 shares of Pubco Class A Stock and 37,532,514 shares of Pubco Class B Stock.

Concurrently with the signing of the Business Combination Agreement, (i) CEP, Pubco and Cantor EP Holdings, LLC (the “Sponsor”) entered into the sponsor support agreement (as amended by Amendment No. 1 to Sponsor Support Agreement, dated as of June 25, 2025, the “Sponsor Support Agreement”), pursuant to which, among other matters described below, Pubco and Sponsor entered into a Securities Exchange Agreement (the “Securities Exchange Agreement”) at Closing, pursuant to which Sponsor exchanged 4,630,000 shares of Pubco Class A Stock (the “Exchange Shares”) in exchange for $46,300,000 Convertible Notes (the “Exchange Notes”) equal in value to the product of (1) the total number of the Exchange Shares multiplied by (2) $10.00 per share, and (ii) Pubco, CEP and Cantor Fitzgerald & Co. (“CF&Co.”) entered into an engagement letter (as amended by the amendment thereto, dated as of June 25, 2025, the “PIPE Engagement Letter”), pursuant to which, among other matters, CF&Co. may receive Convertible Notes (the “Engagement Letter Notes”), such that the aggregate principal value of the Engagement Letter Notes and the Exchange Notes is equal to the sum of (i) 1.5% of the value of the Bitcoin to be contributed by Tether and Bitfinex pursuant to the Contribution Agreement, (ii) 1.5% of the gross proceeds received by Pubco and CEP pursuant to the April PIPE Investments, subject to certain adjustments and (iii) $98,963 in additional consideration.

The Securities Exchange Agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Securities Exchange Agreement and the terms of which are incorporated by reference herein.

The Sponsor Support Agreement is filed as Exhibit 10.14 and 10.15 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Sponsor Support Agreement and the terms of which are incorporated by reference herein.

Contemporaneously with the execution of the Business Combination Agreement, Tether and SoftBank entered into the SoftBank Purchase Agreement as amended and restated on June 23, 2025 (the “SoftBank Purchase Agreement”), pursuant to which, among other things, immediately following the Closing, Tether transferred to SoftBank 89,106,748 shares of Pubco Class A Stock and Pubco Class B Stock (the “SoftBank Shares”), and SoftBank paid Tether a consideration of $999,300,487.76 based on a formula described thereunder.

The SoftBank Purchase Agreement is filed as Exhibit 99.6 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the SoftBank Purchase Agreement and the terms of which are incorporated by reference herein.

As previously disclosed, on October 16, 2025, Tether and the Sponsor entered into a sale and purchase agreement (the “Cantor Sale and Purchase Agreement”), pursuant to which, at Closing, the Sponsor purchased from Tether, and Tether sold to the Sponsor, (i) 490,000 shares of Pubco Class A Stock immediately after the consummation of the CEP Merger, and (ii) 10,000 shares of Pubco Class A Stock immediately after the completion of the sale of Softbank Shares, for an aggregate purchase price of $5,000,000 payable in cash (the “Cantor F&F Sale”).

The Cantor Sale and Purchase Agreement is filed as Exhibit 99.7 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Cantor Sale and Purchase Agreement and the terms of which are incorporated by reference herein.

The foregoing description of the Business Combination Agreement and the Business Combination do not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1 and 2.2 and is incorporated herein by reference.

Unless context otherwise requires, “we,” “us,” “our” and the “Company” refer to Pubco and its subsidiaries following the Closing. All references herein to the “Board” refer to the board of directors of Pubco.

Item 1.01. Entry into a Material Definitive Agreement.

Lock-Up Agreements

Concurrently with the Closing, Tether, Bitfinex and SoftBank each entered into a Lock-Up Agreement with Pubco (the “Lock-up Agreements”), pursuant to which each Seller and SoftBank agreed that the shares of Pubco Class A Stock received by each Seller and the shares of Pubco Class A Stock transferred by Tether to SoftBank will be locked-up and subject to transfer restrictions, as described below, subject to certain exceptions.

The shares of Pubco Class A Stock held by each Seller and SoftBank will be locked up until the earlier of (i) six months after the date of the Closing (the “Anniversary Release”); provided that, in the event the S-1 registration statement filed with the SEC by Pubco to register the resale of the Pubco Class A Stock underlying the Convertible Notes (the “Resale Registration Statement”) has not been declared effective on or prior to the Anniversary Release, then the Anniversary Release will be deemed to be the date such Resale Registration Statement is declared effective by the SEC and (ii) the date on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction after the Closing which results in all of Pubco’s shareholders having the right to exchange their shares of Pubco Stock for cash, securities or other property.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by the full text of the form of Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

Concurrently with the Closing, CEP, Pubco, the Sponsor, each Seller and SoftBank entered into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) that amended and restated the registration rights agreement entered into between CEP and the Sponsor at the time of CEP’s initial public offering and pursuant to which Pubco (i) assumed the registration obligations of CEP under such registration rights agreement, with such rights applying to the shares of Pubco Class A Stock and (ii) provides registration rights with respect to the resale of shares of Pubco Class A Stock held by the Sponsor, each Seller and SoftBank. Pursuant to the Amended and Restated Registration Rights Agreement, at least once in any 12-month period, Significant Specified Holders (as defined in the Amended and Restated Registration Rights Agreement) may request to sell all or any portion of their Registrable Securities (as defined in the Amended and Restated Registration Rights Agreement) in an underwritten offering so long as the total offering price is reasonably expected to exceed $25 million. Pubco has also agreed to provide customary “piggyback” registration rights, subject to certain requirements and customary conditions. The Amended and Restated Registration Rights Agreement provides that Pubco will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

309,182,606 shares of Pubco Class A Stock are subject to registration rights pursuant to the Amended and Restated Registration Rights Agreement.

The foregoing description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Amended and Restated Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Services Agreement

Concurrently with the Closing, Pubco and Tether entered into a Services Agreement (the “Services Agreement”), pursuant to which Tether agreed to provide, or cause to be provided, certain services to Pubco and its subsidiaries in exchange for a services fee in the amount of $30,000 per calendar quarter or such other amount as may be agreed by the parties thereto.

The Services Agreement is filed as Exhibit 10.8 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Services Agreement and the terms of which are incorporated by reference herein.

Securities Exchange Agreement

At Closing, Pubco and the Sponsor entered into the Securities Exchange Agreement (the “Securities Exchange Agreement”), pursuant to which the Sponsor exchanged the Exchange Shares for Exchange Notes equal in value to the product of (1) the total number of the Exchange Shares multiplied by (2) $10.00 per share. The Exchange Notes and shares of Pubco Class A Stock issuable upon conversion thereof have the same registration rights as set forth in the Convertible Notes Subscription Agreements. The Securities Exchange Agreement includes customary representations and warranties for both Pubco and the Sponsor.

The Securities Exchange Agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Securities Exchange Agreement and the terms of which are incorporated by reference herein.

Indenture

Concurrently with the Closing, pursuant to the Convertible Notes Subscription Agreements, Pubco, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and Anchorage Digital Bank, N.A. as collateral agent (“Collateral Agent”), entered into the Indenture (the “Indenture”), pursuant to which Pubco issued the Convertible Notes. The Convertible Notes were issued at 100% of the aggregate principal amount. The Convertible Notes will mature on December 1, 2030 and bear interest at 1.00% per year. The interest on the Convertible Notes is payable on June 15 and December 15 of each year, beginning on June 15, 2026. The Notes are senior, secured obligations of Pubco.

The initial conversion rate was determined based on the formula set forth in the Indenture as calculated at the Closing, of 72.0841 shares of Pubco Class A Stock per $1,000 principal amount of Convertible Notes. The conversion price is based on a reference price of $10.00 per share, multiplied by a ratio of (i) the BRRNY as averaged over the ten (10) consecutive days prior to Closing to (ii) $84,863.57, representing the Bitcoin Price as averaged over the ten (10) consecutive days prior to April 22, 2025, and is subject to a 30% premium.

The conversion rate is subject to customary anti-dilution adjustments. In addition, upon the occurrence of certain events prior to the maturity date or if Pubco delivers a notice of redemption, Pubco will increase the conversion rate for a holder who elects to convert its notes in connection with such corporate event or notice of redemption, as the case may be, in certain circumstances. The specific methodology for calculating the conversion price is set forth in the Indenture.

The Convertible Notes will be convertible into cash, shares of Pubco Class A Stock or a combination of cash and shares of Pubco Class A Stock, at Pubco’s election. Commencing after the calendar quarter ending on December 31, 2025 and prior to the close of business on the Business Day immediately preceding the date that is six (6) months prior to the maturity date, the Convertible Notes will be convertible at the option of holders only upon the satisfaction of certain conditions and during certain periods, including if the last reported sale price of Pubco Class A Stock exceeds 130% of the conversion price for certain specified periods. Thereafter, holders of the Convertible Notes may convert their Convertible Notes at their option at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

Pubco may redeem for cash all or any portion of the Convertible Notes, at its option, on or after the date that is three (3) years after the Issue Date if the last reported sale price of Pubco Class A Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Pubco provides notice of redemption at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If Pubco undergoes a “fundamental change” (as defined in the Indenture), holders of the Convertible Notes may require Pubco to repurchase for cash all or any portion of their Convertible Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. In addition, holders of the Convertible Notes have the right to require Pubco to repurchase for cash all or any portion of their Convertible Notes beginning three years from the Issue Date at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, if any.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Convertible Notes then outstanding may declare the entire principal amount of all the Convertible Notes, and the interest accrued on such Convertible Notes, if any, to be immediately due and payable. Upon events of default involving specified bankruptcy events involving Pubco, the Convertible Notes will be due and payable immediately.

The Indenture provides that, if Pubco fails to meet certain registration deadlines described in the Indenture, the interest rate on the Convertible Notes will increase by 3.00% per annum for so long as such failure continues

The Indenture and form of the Convertible Note is filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Indenture and the form of the Convertible Note, the terms of which are incorporated by reference herein.

Security Agreement

Concurrently with the Closing, pursuant to the Convertible Notes Subscription Agreements, Pubco and Anchorage Digital Bank, N.A., as collateral agent and securities intermediary, entered into the Security Agreement (the “Security Agreement”). Pursuant to the Security Agreement, subject to certain exceptions, the Convertible Notes are secured by a first priority security interest in 16,116.31574065 Bitcoin, representing $1,459.5 million, calculated based on the Bitcoin Price as averaged over the ten (10) consecutive days immediately prior to the Closing.

The Security Agreement is filed as Exhibit 10.9 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Security Agreement and the terms of which are incorporated by reference herein.

Governance Agreement

Concurrently with the Closing, Pubco, the Sellers and SoftBank entered into the Governance Agreement (the “Governance Agreement”) with respect to all Pubco Class A Common Stock and Pubco Class B Common Stock that the Sellers and SoftBank beneficially own or own of record now or in the future. The Governance Agreement provides that, among other things, Pubco will be incorporated pursuant to the TBOC, and Pubco will utilize certain of the controlled company exemptions of its relevant national securities exchange, and also provides guidance as to the selection of the chair of the Pubco Board, meeting quorum, reserved matters and committees to be established by the Pubco Board as well as the appointment of the key management team and the corporate policies to be adopted by the Pubco Board after Closing.

Pursuant to the Governance Agreement:

(a)	The parties agreed to take all necessary action so that, effective as of the Business Combination, the Pubco board of directors will consist of seven directors, four of whom will be designated by Tether and two of whom will be designated by SoftBank, with the seventh to be Twenty One's chief executive officer. From and after the Closing:

(1)	Tether will be entitled to designate for nomination:

(i)	four directors, so long as the Sellers' Voting Percentage is greater than or equal to 50%;

(ii)	three directors, so long as the Sellers' Voting Percentage is between 30% and 50%;

(iii)	two directors, so long as the Sellers' Voting Percentage is between 20% and 30%;

(iv)	one director, so long as the Sellers' Voting Percentage is between 10% and 20%; and

(v)	no directors if the Sellers' Voting Percentage is less than 10%; and

(2)	SoftBank will be entitled to designate for nomination:

(i)	two directors, so long as Stellar Beacon LLC's Voting Percentage is greater than or equal to 20%;

(ii)	one director, so long as Stellar Beacon LLC's Voting Percentage is between 10% and 20%; and

(iii)	no directors, if SoftBank's Voting Percentage is less than 10%.

(b)	Pubco, the Sellers and SoftBank agreed to take all necessary action to, as applicable, call a meeting, nominate, designate, recommend and/or vote all Voting Securities over which such holder has the power to vote or direct voting to elect or appoint such board designees.

(c)

Pubco agreed to maintain certain standing committees (including an audit committee, compensation committee and nominating and governance committee). For so long as any of the Sellers' or SoftBank's Voting Percentage is at least 10%, such holder's designees will have proportionate representation on ad hoc/special committees (subject to applicable law and conflict considerations). For so long as SoftBank's Voting Percentage is at least 10% and at least one of SoftBank's director designees is independent, SoftBank will be entitled to appoint at least one of such independent directors to each of the audit committee, compensation committee and nominating and governance committee.

(d)	Certain corporate actions are “Reserved Matters” that require approval by the Sellers and SoftBank so long as they meet specified Voting Percentage. So long as the Sellers' and/or SoftBank's Voting Percentage is at least 10%, such holder has the right to approve, among things:

(i)	amendments to Pubco's organizational documents that are adverse to a party holding “20% Reserved Matters” rights (as described below);

(ii)	any material alteration in the nature of Pubco's business (including scope of asset-management activities and changes that would cause Twenty One or any subsidiary to become an investment company);

(iii)	sales of Bitcoin by Pubco (other than limited amounts for operating needs, subject to a cap);

(iv)	amendments to the rights of Twenty One securities;

(v)	changes in the size of the Twenty One board;

(vi)	related-party transactions over stated monetary thresholds (and amendments/renewals thereof);

(vii)	changes to decisions requiring audit committee approval;

(viii)	changes to material governance policies (including but not limited to, code of ethics, insider trading, AML/sanctions, BTC custody);

(ix)	any change to Pubco's jurisdiction of organization; and

(x)	engagements with financial advisory or similar firms exceeding a stated annual fee threshold.

In addition, so long as the Sellers' and/or SoftBank's Voting Percentage is at least 20%, such holder has the right to approve, among things:

(i)	all of the “10% Reserved Matters”;

(ii)	the terms and conditions of any financing transaction by Pubco;

(iii)	the remuneration of directors;

(iv)	any M&A transaction exceeding $1 million;

(v)	the declaration and issuance/payment of any dividends;

(vi)	the selection of Pubco's auditor; and

(vii)	the termination, replacement or changes to the compensation of the initial chief executive officer, chief financial officer or chief compliance officer of Pubco.

The Governance Agreement terminates upon the earlier of (i) mutual written agreement of the parties thereto and (ii) the date on which either the Sellers' or SoftBank's Voting Percentage falls below 10% (with certain provisions surviving), after which board/committee appointment rights and Reserved Matters approvals no longer apply.

As used herein and defined under the Governance Agreement, “Voting Securities” means (i) while any Class B Common Stock is outstanding, only the Class B Common Stock; and (ii) if no Class B Common Stock is outstanding, the Class A Common Stock and any other securities then entitled to vote. As used herein and defined under the Governance Agreement, a party's “Voting Percentage” equals a fraction (expressed as a percentage) of (x) votes entitled to be cast in respect of the Voting Securities that such party beneficially owns over (y) the total votes entitled to be cast by the holders of all then-outstanding Voting Securities.

The Governance Agreement is filed as Exhibit 10.18 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Governance Agreement and the terms of which are incorporated by reference herein.

Indemnification Agreements

Concurrently with the Closing, the Company entered into separate indemnification agreements with each of its directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and the advancement of certain expenses incurred by each such director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified by the full text of the indemnification agreement, a form of which is attached hereto as Exhibit 10.10 and is incorporated herein by reference.

Insider Letter Agreement and Amendment

On December 5, 2025, pursuant to the Sponsor Support Agreement, CEP, the Sponsor and the Company entered into an amendment to the Insider Letter (the “Insider Letter Amendment”) to (a) add the Company as a party to the Insider Letter, dated as of August 12, 2024 by and among CEP, the Sponsor and the then current directors and executive officers of CEP (the “Insider Letter”); (b) revise the terms of the Insider Letter to include Pubco Class A Stock, which pursuant to the Business Combination Agreement is issued in exchange for the CEP’s Class A ordinary shares; and (c) shorten the lock-up restrictions applicable to the Founder Shares (as defined in the Insider Letter) from one (1) year to six (6) months and amend the terms of the lock-up set forth in Section 7 of the Insider Letter to reflect the terms of the lock-up agreements to be entered into pursuant to the Business Combination Agreement, at Closing.

The Insider Letter and Insider Letter Amendment are filed as Exhibits 10.16 and 10.17 to this Current Report on Form 8-K, respectively, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Insider Letter and the Insider Letter Amendment and the terms of which are incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure described in the “Introductory Note” of this Current Report on Form 8-K (this “Current Report”), which is incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as CEP was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Current Report, CEP has ceased to be a shell company. Accordingly, Pubco is providing the information below that would be included in a Form 10 if Pubco were to file a Form 10. Please note that the information provided below relates to Pubco as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report contains statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding CEP, Pubco, Twenty One Assets and their respective management teams’ expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Current Report may include, for example, statements about:

●	financial results or strategies regarding Pubco,

●	Twenty One Assets and the Transactions, the Cantor F&F Sale and statements regarding the anticipated benefits of the Transactions and the Cantor F&F Sale,

●	the assets held by Pubco,

●	the price and volatility of Bitcoin,

●	Bitcoin’s growing prominence as a digital asset and as the foundation of a new financial system,

●	Pubco’s listing on any securities exchange,

●	the macro and political conditions surrounding Bitcoin,

●	the planned business strategy including Pubco’s ability to develop a corporate architecture capable of supporting financial products built with and on Bitcoin and future innovations that will replace legacy financial tools with Bitcoin-aligned alternatives,

●	Pubco’s ability to grow its Bitcoin per share, and Bitcoin return rate,

●	Pubco’s ability to build Bitcoin financial services and build on top of Bitcoin with high-margin, high-growth cash flow opportunities,

●	Pubco’s ability to give its shareholders Bitcoin exposure to participate in Bitcoin in the capital markets plans and use of proceeds as well as any potential future capital raises,

●	objectives of management for future operations of Pubco,

●	the upside potential and opportunity for investors,

●	Pubco’s plan for value creation and strategic advantages, market size and growth opportunities, technological and market trends, and

●	future financial condition and performance and expected financial impacts of the Transactions and the Cantor F&F Sale.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this Current Report. These forward-looking statements are based on information available as of the date of this Current Report, and current expectations, forecasts and assumptions and involve a number of judgments, risks and uncertainties, including those described in the section entitled “Risk Factors” and elsewhere in this Current Report. Accordingly, forward-looking statements should not be relied upon as representing the views of Pubco as of any subsequent date, and Pubco does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. It is not possible for the Pubco management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this Current Report.

The forward-looking statements included in this Current Report are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We do not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this Current Report to conform these statements to actual results or to changes in expectations, except as required by law. You should read this Current Report and the documents that have been filed as exhibits hereto with the understanding that the actual future results, levels of activity, performance, events and circumstances of the Company may be materially different from what is expected.

Business

Reference is made to the disclosure contained in the definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in the Registration Statement on Form S-4 (File No. 333-290246) filed with the Securities and Exchange Commission (the “SEC”) on October 17, 2025 in the sections entitled “Information about CEP” and “Information Related to Twenty One,” beginning on pages 219 and 241 of the Proxy Statement/Prospectus, respectively, all of which is incorporated herein by reference.

Risk Factors

Reference is made to the sections of the Proxy Statement/Prospectus entitled “Summary of the Proxy Statement/Prospectus - Summary Risk Factors” and “Risk Factors,” beginning on pages 33 and 46 of the Proxy Statement/Prospectus, respectively, which is incorporated herein by reference.

Financial Information

The audited consolidated financial statements of Twenty One Assets as of April 30, 2025 and since April 17, 2025 (inception) are included in the Proxy Statement/Prospectus on pages F-53 through F-61, and are incorporated herein by reference. The unaudited financial statements of Twenty One Assets as of September 30, 2025 and for the three months ended September 30, 2025 and the period from April 17, 2025 (inception) to September 30, 2025 are set forth herein as Exhibit 99.1, and are incorporated herein by reference.

The audited consolidated financial statements of Pubco as of June 30, 2025 and since March 7, 2025 (inception) are included in the in the Proxy Statement/Prospectus on pages F-62 through F-75, and are incorporated herein by reference. The unaudited financial statements of Pubco as of September 30, 2025 and for the three months ended September 30, 2025 and the period from March 7, 2025 (inception) to September 30, 2025 are set forth herein as Exhibit 99.2, and are incorporated herein by reference.

The audited consolidated financial statements of CEP as of and for the years ended December 31, 2024 and December 31, 2023 are included in the in the Proxy Statement/Prospectus on pages F-25 through F-44, and are incorporated herein by reference. The unaudited financial statements of CEP as of September 30, 2025 and for the three and nine months ended September 30, 2025 and 2024 are set forth herein as Exhibit 99.3, and are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma financial information required to be set forth herein is incorporated by reference to Exhibit 99.4 hereto.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of Twenty One Assets as of and for the three months periods ended September 30, 2025 and for the period from April 17, 2025 (inception) to September 30, 2025 are set forth herein as Exhibit 99.5 and are incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying footnotes set forth information regarding the beneficial ownership of our Common Stock as of the Closing Date, after giving effect to the Transactions and the Cantor F&F Sale, by:

●	each person known to be the beneficial owner of more than 5% of the issued and outstanding shares of Pubco Stock;

●	each of Pubco’s current executive officers and directors; and

●	all of Pubco’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned stock. Except as indicated in the footnotes to the table, each of the security holders listed below has sole voting and investment power with respect to Pubco Stock owned by such stockholder.

	Pubco Class A Stock (non-voting)		Pubco Class B Stock (voting)
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned	Approximate Percentage of Class
Named Executive Officers and Directors(4)
Jack Mallers	—	—	—	—
Steven Meehan	—	—	—	—
James Cong Hoan Nguyen
Paolo Ardoino	—	—	—	—
Zachary Lyons	—	—	—	—
Robert “Bo” Hines	—	—	—	—
Raphael Zagury	—	—	—	—
Jared Roscoe	—	—	—	—
Vikas J. Parekh	—	—	—	—
All officers and directors as a group (9 individuals)	—	—	—	—
Other 5% Shareholders
Tether Investments, S.A. de C.V.(1)	156,331,512	45.1%	156,331,512	51.3%
iFinex, Inc.(2)	59,404,499	17.1%	59,404,499	19.5%
Stellar Beacon LLC(3)	89,106,748	25.7%	89,106,748	29.2%

(1)	The principal business address of Tether Investments, S.A. de C.V. is Final Av. La Revolucion, Colonia San Benito, Edif. Centro, Corporativo Presidente Plaza, Nivel 12, Oficina 2, Distrito de San Salvador, Municipio de San Salvador Centro, Republica de El Salvador. The shares reported herein will be directly owned by Tether Investments, S.A. de C.V., a wholly owned subsidiary of Tether Holdings, S.A. de C.V. Mr. Giancarlo Devasini, individually and through entities controlled by Mr. Devasini, holds a greater than 50% voting interest in Tether Holdings, S.A. de C.V. and thus indirectly holds voting and dispositive power with respect to the securities held by Tether Holdings, S.A. de C.V., including securities held by Tether Investments, S.A. de C.V., its wholly owned subsidiary. As such, each of Tether Holdings, S.A. de C.V. and Mr. Devasini may be deemed to have beneficial ownership of the shares directly held by Tether Investments, S.A. de C.V. Each such entity or person disclaims beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
(2)	The principal business address of iFinex, Inc. is c/o iFinex c/o SHRM Trustees (BVI) Limited, Trinity Chambers, PO Box 4301, Road Town, Tortola, VG1110, British Virgin Islands. The shares reported herein will be directly owned by iFinex, Inc. Mr. Giancarlo Devasini, individually and through Digfinex Inc. (BVI), which owns a majority interest in iFinex, Inc., holds a greater than 50% voting interest in iFinex, Inc. Each of Digfinex Inc. (BVI), and Mr. Devasini may be deemed to have beneficial ownership of the shares directly held by iFinex, Inc. Each such entity or person disclaims beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
(3)	The shares reported herein will be directly owned by Stellar Beacon LLC. SoftBank Group Corp., a publicly traded company listed on the Tokyo Stock Exchange, is the sole shareholder of SoftBank Group Overseas GK, which is the sole member of Stellar Beacon LLC. As a result of these relationships, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by Stellar Beacon LLC. The principal business address of Stellar Beacon LLC is 300 El Camino Real, Menlo Park, CA 94025, United States of America. The principal business address of each of SoftBank Group Corp. and SoftBank Group Overseas GK is 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan.
(4)	Unless otherwise noted the business address of each of the following individuals is 111 Congress Avenue, Suite 500 Austin, Texas 78701.

Directors and Executive Officers

Reference is made to the disclosure in the subsections entitled “Board of Directors” and “Executive Officers” in Item 5.02 of this Current Report, which are incorporated herein by reference. Further reference is made to the section of the Proxy Statement/Prospectus entitled “Management of Pubco Following the Business Combination,” beginning on page 259 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Information with respect to the independence of the Company’s directors is set forth in the Proxy Statement/Prospectus in the section entitled “Management of Pubco Following the Business Combination – Director Independence,” beginning on page 262 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Committees of the Board of Directors

Reference is made to the disclosure in the subsections entitled “Board of Directors” in Item 5.02 of this Current Report, which is incorporated herein by reference. Further reference is made to the section of the Proxy Statement/Prospectus entitled “Management of the Combined Company Following the Business Combination - Board Committees,” on page 262 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Management Compensation

A description of the compensation of the named executive officers and directors of Pubco prior to the consummation of the Business Combination is set forth in the section of the Proxy Statement/Prospectus entitled “Executive and Director Compensation,” beginning on page 271 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Reference is made to the disclosure in Item 5.02 of this Current Report is incorporated herein by reference.

As Pubco was incorporated on March 7, 2025, Pubco had no management or directors as of December 31, 2024. No compensation was paid by Pubco to its named executive officers during the fiscal years ended December 31, 2023 and December 31, 2024, and no compensation was paid by Pubco to its directors as of December 31, 2024. There are no outstanding equity awards held by Pubco’s named executive officers or directors as of December 31, 2024.

Certain Relationships and Related Transactions, and Director Independence

Reference is made to the sections of the Proxy Statement/Prospectus entitled “Management of Pubco Following the Business Combination – Director Independence” and “Certain Relationships and Related Party Transactions,” beginning on pages 262 and 275 of the Proxy Statement/Prospectus, respectively, which are incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.

Legal Proceedings

Reference is made to the section of the Proxy Statement/Prospectus entitled “Information Related to Twenty One - Legal Proceedings,” on page 253 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to the Closing Date, CEP’s publicly traded common stock was listed on the Nasdaq Capital Market under the symbols “CEP”. Upon the consummation of the Business Combination, Pubco’s Class A Stock began trading on NYSE under the symbol “XXI”.

Pubco has not paid any cash dividends on shares of its Common Stock to date. The payment of any cash dividends in the future will be within the discretion of the Board. The payment of cash dividends in the future will be contingent upon Pubco’s revenues and earnings, if any, capital requirements, and general financial condition. It is the present intention of Board to retain all earnings, if any, for use in business operations, and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

As of the Closing Date and following the completion of the Transactions, Pubco had 346,548,153 shares of Pubco Class A Stock issued and outstanding held of record by 49 holders and 304,842,759 shares of Pubco Class B Stock issued and outstanding held of record by 3 holders. Such numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

Recent Sales of Unregistered Securities

The description of the issuances pursuant to the Business Combination Agreement, as set forth in the “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference. The offer and sale of the Pubco Class A Stock and Pubco Class B Stock to Tether in exchange for the sale of the Additional PIPE Bitcoin by Tether and the offer and sale of Pubco Class B Stock to the Sellers, are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.

Description of Registrant’s Securities to be Registered

Reference is made to the section of the Proxy Statement/Prospectus entitled “Description of Pubco’s Securities,” beginning on page 281 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Indemnification of Directors and Officers

Reference is made to the section of the Proxy Statement/Prospectus entitled “Indemnification of Directors and Officers and Tail Insurance,” beginning on page 157 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The information set forth under Item 1.01 above is incorporated herein by reference insofar as it relates to the indemnification agreements entered into between the Company and each of its directors and officers.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Financial Statements, Exhibits and Supplementary Data

Reference is made to the disclosure in Item 9.01 of this Current Report, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference insofar as it relates to the creation of a direct financial obligation.

Item 3.02 Unregistered Sale of Equity Securities.

The description of the issuances pursuant to the Business Combination Agreement, as set forth in the “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference. The offer and sale of the Pubco Class A Stock and Class Pubco B Stock to Tether in exchange for the sale of the Additional PIPE Bitcoin by Tether and the offer and sale of Class B Common Stock to the Sellers, are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.

Item 3.03. Material Modifications to Rights of Security Holders.

In connection with the consummation of the Business Combination, Pubco filed the Amended and Restated Certificate of Formation (the “Certificate of Formation”) with the Texas Secretary of State on December 5, 2025, which became effective on December 8, 2025 ad adopted the Amended and Restated Bylaws (the “Bylaws”) on December 8, 2025. Reference is made to the sections of the Proxy Statement/Prospectus entitled “The Organizational Documents Proposals,” “Description of Pubco Securities,” “Comparison of Shareholders Rights” beginning on pages 178, 281, and 288 of the Proxy Statement/Prospectus, respectively, which are incorporated herein by reference.

This summary is qualified in its entirety by reference to the text of Pubco’s Certificate of Formation and the Bylaws and the Governance Agreement, which are attached as Exhibits 3.1, 3.2 and 99.6 hereto, respectively, and are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Reference is made to the sections of the Proxy Statement/Prospectus entitled “The Business Combination Proposal” and “The Business Combination,” beginning on pages 117 and 147, respectively, of the Proxy Statement/Prospectus, which is incorporated herein by reference. Further reference is made to disclosure in the section entitled “Introductory Note” and in Item 2.01 of this Current Report, each of which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On the Closing Date and pursuant to the Government Agreement entered into at Closing, the Pubco Board consisted of seven directors, including four designated by Tether, two designated by SoftBank and the seventh being the Chief Executive Officer of Pubco. Paolo Ardoino, Zachary Lyons, Robert “Bo” Hines and Raphael Zagury are designees of Tether. Jared Roscoe and Vikas Parekh are designees of SoftBank.

On the Closing Date, the Audit Committee consisted of Bo Hines, Jared Roscoe and Raphael Zagury with Bo Hines serving as chair of the committee. The Board determined that each member of the Audit Committee qualifies as an independent director under the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable NYSE listing requirements and that Raphael Zagury qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K, and which member or members possess financial sophistication, as defined under the rules of Nasdaq.

On the Closing Date, Pubco’s compensation committee consisted of Bo Hines, Jared Roscoe and Raphael Zagury with Bo Hines serving as chair of the committee. The Board determined that each member of the compensation committee is “independent” as defined under the applicable Nasdaq requirements and U.S. Securities and Exchange SEC rules and regulations.

On the Closing Date, the Company’s nominating and corporate governance committee consisted of Bo Hines, Jared Roscoe and Raphael Zagury with Bo Hines serving as chair of the committee. The Board determined that each member of the nominating and corporate governance committee is “independent” as defined under the applicable Nasdaq requirements and SEC rules and regulations.

Executive Officers

On the Closing Date, the following individuals were appointed to serve as executive officers of the Company:

Name	Position
Jack Mallers	Chief Executive Officer, President and Director
Steven Meehan	Chief Financial Officer
James Cong Hoan Nguyen	General Counsel and Chief Compliance Officer

Biographical Information

Bibliographical information of James Cong Hoan Nguyen is set forth below. For bibliographical information of the Company’s other directors and officers, reference is made to the section of the Proxy Statement/Prospectus entitled “Management of Pubco Following the Business Combination,” beginning on pages 259 of the Proxy Statement/Prospectus, respectively, which are incorporated herein by reference.

James Cong Hoan Nguyen

James Nguyen has served as General Counsel of the Company since November 2025 where he leads the Company’s legal function. Mr. Nguyen is an experienced general counsel with prior leadership roles in the crypto and tech industries. Prior to joining the Company, Mr. Nguyen served as General Counsel at Sky Mavis, a global blockchain and technology company that pioneered the use and adoption of blockchain technology in digital gaming and experiences. Prior to Sky Mavis, Mr. Nguyen was an executive at Robinhood serving in various leadership roles until he departed, having last served as General Counsel and Chief Compliance Officer of its crypto business. Early in his career, Mr. Nguyen represented leading financial services and technology companies in private practice while at Morrison & Foerster. Mr. Nguyen holds a J.D. from Berkeley Law, as well as an M.P.P. from Harvard Kennedy School and a B.A. in Economics and Political Science from California State University San Marcos.

Twenty One Capital, Inc. 2025 Stock Incentive Plan

As previous disclosed, Pubco’s board of directors and shareholders adopted the Twenty One Capital, Inc. 2025 Stock Incentive Plan (the “Equity Incentive Plan”) prior to the Closing, which became effective on December 8, 2025. A description of the Equity Incentive Plan is included in the Proxy Statement/Prospectus in the sections entitled “Summary of the Material Terms of the Incentive Plan” on page 271 thereof, which is incorporated by reference herein.

Pubco has reserved a total of 24,358,536 shares of Pubco Class A Stock for issuance pursuant to the Equity Incentive Plan (all of which may be issued pursuant to the exercise of incentive stock options), subject to certain adjustments set forth in the Equity Incentive Plan.

The foregoing description of the Equity Incentive Plan and the information incorporated by reference does not purport to be complete and is qualified in its entirety by the terms and conditions of the Equity Incentive Plan, which is attached as Exhibit 10.11 hereto, and is incorporated herein by reference.

CEO Employment Agreement

Pubco and Jack Mallers entered into an employment agreement on December 8, 2025, effective as of the Closing Date, pursuant to which Mr. Mallers is employed as the Chief Executive Officer of Pubco (the “CEO Employment Agreement”). Pursuant to the CEO Employment Agreement, Mr. Mallers will be paid an annual base salary of $600,000, and he will be eligible to receive an annual performance-based bonus of up to $700,000, subject to (i) the achievement of individual and company performance criteria established by the Board in consultation with Mr. Mallers, and (ii) Mr. Mallers’ continued employment through the payment date. The actual annual bonus, to the extent payable, will be paid 50% in cash and 50% in freely tradeable shares of Pubco Class A Stock, subject to trading restrictions under applicable securities laws and Pubco’s insider trading policy, and applicable withholding. According to the CEO Employment Agreement, around the Closing Date, Mr. Mallers will receive an award of stock options to purchase 12,179,268 shares of Pubco Class A Stock (the “CEO Initial Award”), subject to the Equity Incentive Plan and an award agreement entered into by Pubco and Mr. Mallers evidencing such award (the “CEO Option Award Agreement”). Reference is made to the disclosure in the subsection entitled “CEO Option Award Agreement” in Item 5.02 of this Current Report for additional details of the CEO Initial Award. In addition, pursuant to the CEO Employment Agreement, Mr. Mallers will receive an award of restricted stock units of Pubco covering 3,215,732 shares of Pubco Class A Stock (“CEO RSU Award”) as soon as practicable following the Closing Date and after Pubco becomes eligible to file a registration statement on Form S-8. The CEO RSU Award will be subject to the same vesting and acceleration conditions and be in the same proportions as the CEO Initial Award, and will be subject to the terms and conditions under the Equity Incentive Plan and an award agreement to be entered into by Pubco and Mr. Mallers evidencing such award. After the fifth anniversary of the grant date of the CEO Initial Award, Mr. Mallers will be eligible to receive annual equity grants, consistent with Mr. Mallers’ role as the Chief Executive Officer of Pubco, as reasonably determined by the Board based on its good faith assessment and in consultation with Mr. Mallers.

If Mr. Mallers’ employment is terminated by Pubco without Cause (as defined in the CEO Employment Agreement), or Mr. Mallers resigns his employment for Good Reason (as defined in the CEO Employment Agreement), then, in addition to certain accrued amounts, he is entitled to the following severance, subject to his execution of a release of all claims against Pubco and related persons and continued compliance with certain restrictive covenants: (i) continued payment of his base salary for 12 months following his termination; (ii) reimbursement of the monthly premium for coverage under Pubco’s group health plans or an equivalent monthly cash payment thereof, until the earlier to occur of the end of the 12 months following his termination, or the date on which Mr. Mallers obtains health and welfare benefits from a subsequent employer; and (iii) any rights with respect to the equity awards that Mr. Mallers might have under the applicable award agreements evidencing such equity awards.

The CEO Employment Agreement contains restrictive covenants, including non-competition and non-solicitation covenants effective for 12 months following termination of employment.

The foregoing description of the CEO Employment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the CEO Employment Agreement, which is attached as Exhibits 10.12 hereto, and is incorporated herein by reference.

CFO Employment Agreement

Pubco and Steven Meehan entered into an employment agreement on December 8, 2025, effective as of the Closing, pursuant to which Mr. Meehan is employed as the Chief Financial Officer of Pubco (the “CFO Employment Agreement”). Pursuant to the CFO Employment Agreement, Mr. Meehan will be paid an annual base salary of $500,000, and he will be eligible to receive an annual performance-based bonus of up to $500,000, subject to (i) the achievement of individual and company performance criteria established by the Board, and (ii) Mr. Meehan’s continued employment through the payment date. According to the CFO Employment Agreement, around the Closing Date, Mr. Meehan will receive an award of stock options to purchase 941,620 shares of Pubco Class A Stock (the “CFO Initial Award”), subject to the Equity Incentive Plan and an award agreement entered into by Pubco and Mr. Meehan evidencing such award (the “CFO Option Award Agreement”). Reference is made to the disclosure in the subsection entitled “CFO Option Award Agreement” in Item 5.02 of this Current Report for additional details of the CFO Initial Award. In addition, pursuant to the CFO Employment Agreement, Mr. Meehan will receive an award of restricted stock units of Pubco covering 248,619 shares of Pubco Class A Stock (“CFO RSU Award”) as soon as practicable following the Closing Date and after Pubco becomes eligible to file a registration statement on Form S-8. The CFO RSU Award will be subject to the same vesting and acceleration conditions as the CFO Initial Award, and will be subject to the terms and conditions under the Equity Incentive Plan and an award agreement to be entered into by Pubco and Mr. Meehan evidencing such award.

If Mr. Meehan’s employment is terminated by Pubco without Cause (as defined in the CFO Employment Agreement), or Mr. Meehan resigns his employment for Good Reason (as defined in the CFO Employment Agreement), then, in addition to certain accrued amounts, he is entitled to the following severance, subject to his execution of a release of all claims against Pubco and related persons and continued compliance with certain restrictive covenants: (i) continued payment of his base salary for 12 months following his termination; (ii) reimbursement of the monthly premium for coverage under Pubco’s group health plans or an equivalent monthly cash payment thereof, until the earlier to occur of the end of the 12 months following his termination, or the date on which Mr. Meehan obtains health and welfare benefits from a subsequent employer; and (iii) any rights with respect to the equity awards that Mr. Meehan might have under the applicable award agreements evidencing such equity awards.

The CFO Employment Agreement contains restrictive covenants, including non-competition and non-solicitation covenants effective for 12 months following termination of employment.

The foregoing description of the CFO Employment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the CFO Employment Agreement, which is attached as Exhibits 10.13 hereto, and is incorporated herein by reference.

CEO Option Award Agreement

Pursuant to the CEO Employment Agreement, on December 8, 2025, Jack Mallers and Pubco entered into the CEO Option Award Agreement, where Mr. Mallers received the CEO Initial Award of stock option to purchase 12,179,268 shares of Pubco Class A Stock, with an exercise price of $14.43 per share. 50% of the CEO Initial Award is subject to service-based vesting conditions (such portion of the CEO Initial Award, the “CEO Time-Based Award”) and 50% of the CEO Initial Award is subject to both performance-based vesting conditions and service-based vesting conditions (such portion of the CEO Initial Award, the “CEO Performance-Based Award”).

The CEO Time-Based Award will vest as follows: (x) 20% of the CEO Time-Based Award will vest on the first anniversary of April 1, 2025, and (y) 80% of the CEO Time-Based Award will vest quarterly in equal installments between the first anniversary and the fifth anniversary of April 1, 2025, in each case, subject to Mr. Mallers’ continued employment through the applicable vesting dates. The CEO Performance-Based Award will vest in 3 equal tranches, with each tranche subject to the satisfaction of the following performance and service conditions: (x) the addition of an incremental 42,000 Bitcoins for each such tranche to Pubco’s treasury after the Closing Date and prior to April 1, 2030, excluding the first 42,000 Bitcoins owned by Pubco as of the Closing Date (the “Bitcoin Target”), (y) the achievement of the required growth rate of at least 15% in Bitcoins per share of Pubco Class A Stock on a fully diluted basis from the Closing Date to the date of the satisfaction of the Bitcoin Target applicable to such tranche (the “Growth Rate Condition”), and (z) Mr. Mallers’ continued employment through the date of the achievement of such performance-based conditions.

In the event that Mr. Mallers is terminated by Pubco without Cause (as defined in the CEO Employment Agreement), due to death or disability, or if Mr. Mallers resigns for Good Reason (as defined in the CEO Employment Agreement) (each such termination, a “Qualifying Termination”), and if the Qualifying Termination occurs within 3 months before or 12 months after a change in control of Pubco (the “CIC Period”), then the CEO Initial Award shall fully vest on the later of (a) the closing date of such change in control, and (b) the date of such Qualifying Termination. If the Qualifying Termination occurs outside the CIC Period, then (a) the portion of the CEO Time-Based Award which would have vested in the following 12 months after the termination date will vest immediately on the termination date, (b) the Performance-Based Award will remain outstanding for 6 months following the termination date and be eligible to vest during such period if each of the Bitcoin Target and the Growth Rate Condition is satisfied during such 6 month-period, and (c) the remaining portion of the CEO Initial Award will be canceled and forfeited immediately as of Mr. Mallers’ termination date, with no consideration to Mr. Mallers.

In the event that a change in control occurs, and the CEO Initial Award, to the extent outstanding, is not assumed or substituted in connection therewith by the successor of Pubco, the CEO Initial Award will vest in full and become exercisable immediately prior to the consummation of the change in control.

CFO Option Award Agreement

Pursuant to the CFO Employment Agreement, on December 8, 2025, Steven Meehan and Pubco entered into the CFO Option Award Agreement, where Mr. Meehan received the CFO Initial Award of stock option to purchase 941,620 shares of Pubco Class A Stock, with an exercise price of $14.43 per share. The CFO Initial Award will vest annually in 4 equal tranches on each of the first 4 anniversaries of April 1, 2025, and each such tranche will vest subject to (x) Mr. Meehan’s continued employment through the applicable vesting date; and (y) the satisfaction of each of the following performance conditions during the applicable vesting year, as determined by the Board in good faith: (i) the annual operating budget of Pubco shall be within 10% of estimates as approved by the Board; (ii) Pubco shall have an unqualified audit of financials, and an unqualified internal controls audit; (iii) there is no loss or misappropriation of, or loss of access to, Pubco’s or its subsidiaries’ digital assets (including any digital assets held by a custodian or other third-party on behalf of Pubco or its subsidiaries), excluding a loss or loss of access where the Board’s actions materially contributed to such loss or loss of access; and (iv) the growth rate in Bitcoin per share of Pubco Class A Stock on a fully diluted basis is at least 15% between the Closing Date and the applicable vesting date.

In the event that Mr. Meehan is terminated by Pubco without Cause (as defined in the CFO Employment Agreement), or if Mr. Meehan resigns for Good Reason (as defined in the CFO Employment Agreement), Mr. Meehan will be entitled to exercise the portion of the CFO Initial Award that has vested as of such termination, to the extent not exercised, in accordance with the CFO Option Award Agreement. The remaining portion of the CFO Initial Award will be canceled and forfeited as of the termination date, with no consideration to Mr. Meehan.

In the event that a change in control occurs, and the CFO Initial Award, to the extent outstanding, is not assumed or substituted in connection therewith by the successor of Pubco, the CFO Initial Award will vest in full and become exercisable immediately prior to the consummation of the change in control.

Director Compensation

Each non-employee director will receive a quarterly cash retainer of $2,000, commencing on the later of December 8, 2025 or the date such director begins service.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference is made to the disclosure set forth in Item 3.03 of this Current Report, which is incorporated into this Item 5.03 by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On December 8, 2025, the Board adopted a new Code of Conduct that applies to all of its employees, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers.

The above description of the Code of Conduct does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Conduct, a copy of which is filed as Exhibit 14.1 hereto and incorporated herein by reference.

A copy of Pubco’s Code of Conduct and Ethics is also available on our website at https://xxi.money/. The information on Pubco’s website does not constitute part of this Current Report and is not incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, CEP ceased to be a shell company upon the Closing. The material terms of the Business Combination are described in the section of the Proxy Statement/Prospectus entitled “The Business Combination Proposal,” beginning on page 117 of the Proxy Statement/Prospectus, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of Twenty One Assets as of April 30, 2025 and since April 17, 2025 (inception) are included in the Proxy Statement/Prospectus on pages F-53 through F-61, and are incorporated herein by reference. The unaudited financial statements of Twenty One Assets as of September 30, 2025 and for the period from April 17, 2025 (inception) to September 30, 2025 are set forth herein as Exhibit 99.1, and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of Pubco as of and for the nine months ended September 30, 2025 and for the year ended December 31, 2024 is set forth herein as Exhibit 99.4, and is incorporated herein by reference.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description
2.1*(1)†	Business Combination Agreement, as of April 22, 2025, by and among CEP, CEP Merger Sub, Pubco, the Company, the Sellers and, for certain limited purposes, SoftBank (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
2.2*	Amendment No. 1 to the Business Combination Agreement, dated as of July 26, 2025, by and among CEP, SPAC Merger Sub, Pubco, Twenty One, the Sellers and, for certain limited purposes, SoftBank (incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
2.3**	Plan of Merger
3.1**	Amended and Restated Certificate of Formation of Pubco.
3.2**	Amended and Restated Bylaws of Pubco.
4.1**	Indenture.
4.2**	Form of Convertible Note (Included in Exhibit 4.1 hereto).
10.1*	Contribution Agreement, dated as of April 22, 2025, by and among Tether, Bitfinex and the Company (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
10.2*(1)†	Form of Convertible Notes Subscription Agreement, dated as of April 22, 2025, by and among CEP, Pubco and certain investors party thereto (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
10.3*†	Form of Equity PIPE Subscription Agreement, dated as of April 22, 2025, by and among CEP, Pubco and certain investors party thereto (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
10.4*†	Form of June Equity PIPE Subscription Agreement, dated as of June 19, 2025, by and among CEP, Pubco and certain investors party thereto (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
10.5**†	Securities Exchange Agreement, dated December 8, 2025, by and between Pubco and the Sponsor.
10.6*†	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
10.7**	Amended and Restated Registration Rights Agreement, dated December 8, 2025, by and among Pubco, CEP, the Sponsor, the Sellers and SoftBank.
10.8**(1)	Services Agreement, dated December 8, 2025, by and between Tether and Pubco.
10.9**†	Security Agreement, dated December 8, 2025 by and between Pubco and Anchorage Digital Bank, N.A., as collateral agent and securities intermediary.
10.10**	Form of Indemnification Agreement.

10.11**	Twenty One Capital, Inc. 2025 Stock Incentive Plan
10.12**†	Employment Agreement between the Company and Jack Mallers, dated December 8, 2025
10.13**†	Employment Agreement between the Company and Steven Meehan, dated December 8, 2025
10.14*(1)	Sponsor Support Agreement, dated April 22, 2025, by and among CEP, Sponsor and Pubco (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
10.15*(1)	Amendment No. 1 to Sponsor Support Agreement, dated as of June 25, 2025, by and among the Sponsor, CEP and Pubco (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
10.16*	Insider Letter, dated August 14, 2024, by and among the Company, its officers, its directors and the Sponsor (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-4 filed with the SEC on October 17, 2025).
10.17*	Amendment to Insider Letter, dated December 5, 2025 by and among Tether, Sponsor and CEP (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 11, 2025).
10.18**†	Governance Agreement, dated December 8, 2025, by and among the Company, Tether, Bitfinex and SoftBank.
14.1**	Code of Conduct
21.1	List of Subsidiaries of Pubco (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
99.1**	Unaudited condensed consolidated financial statements of Twenty One Assets as of September 30, 2025, and for the three months ended September 30, 2025 and the period from April 17, 2025 (inception) to September 30, 2025.
99.2**	Unaudited condensed consolidated financial statements of the Company as of September 30, 2025, and for the three months ended September 30, 2025 and for the period from March 7, 2025 (inception) to September 30, 2025.
99.3**	Unaudited financial statements of CEP as of September 30, 2025 and for the three and nine months ended September 30, 2025 and 2024.
99.4**	Unaudited pro forma condensed combined financial information of the Company as of September 30, 2025, and for the year ended December 31, 2024 and nine months ended September 30, 2025.
99.5**	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Twenty One Assets covering the three months periods ended September 30, 2025 and for the period from April 17, 2025 (inception) to September 30, 2025.
99.6*(1)†	Amended and Restated SoftBank Sale and Purchase Agreement, dated as of June 23, 2025, by and among Tether and SoftBank (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
99.7*	Cantor Sale and Purchase Agreement, dated as of October 16, 2025, by and between Tether and Sponsor (incorporated by reference to Exhibit 99.12 to the Company’s Registration Statement on Form S-4 filed with the SEC on October 17, 2025).

*	Previously filed.

**	Filed herewith.

(1)	Certain schedules, exhibits and similar attachments have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of all omitted information to the SEC upon its request.

†	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2025

Twenty One Capital, Inc.

	By:	/s/ Jack Mallers
	Name:	Jack Mallers
	Title:	Chief Executive Officer